UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No.1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2007
Crescent Real Estate Equities Company
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of organization)	1-13038 (Commission File Number)	52-1862813 (IRS Employer Identification No.)
777 Main Street, Suite 2100
Fort Worth, Texas 76102
(817) 321-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

     On March 1, 2007, Crescent Real Estate Equities Company (“Crescent” or the “Company”) filed a Form 8-K for the purpose of reporting, among other things, the departure of certain officers under Item 5.02. In that Form 8-K, Crescent stated that it would file an amendment to the original Form 8-K to describe the material terms of any severance arrangement contemplated therein and to indicate the effective date of departure of an officer when any of such information became determinable.
     Crescent is amending the Form 8-K at this time to report that Kenneth S. Moczulski, former Managing Director, Investments, resigned his position on April 13, 2007, with an effective date of March 31, 2007, and entered into a Separation Agreement and Release with Crescent and its affiliates. In accordance with the applicable rules of the Securities and Exchange Commission, Crescent is refiling Item 5.02 in its entirety to reflect the date of Mr. Moczulski’s resignation, to describe the terms of the separation and to update the disclosure to reflect events occurring since the original filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As part of our announcement on March 1, 2007 of the Strategic Plan, we described our plan to reduce general and administrative expenses. As part of our efforts to achieve this reduction, on March 1, 2007, we announced the following management changes, which, unless otherwise described below, took effect on March 29, 2007.
Resignation of Jerry R. Crenshaw, Jr. as Managing Director and Chief Financial Officer
     Jerry R. Crenshaw, Jr., the Managing Director and Chief Financial Officer of the Company and the General Partner, resigned from his positions with the Company and the General Partner. Following his resignation, it is expected that Mr. Crenshaw will work with the Company through December 31, 2008. The terms of this arrangement have yet to be determined. We will file an amendment to this Form 8-K to describe the material terms of this arrangement when the terms are determinable.
Jane E. Mody becomes Managing Director, Chief Financial Officer
     Jane E. Mody became the Chief Financial Officer for the Company and the General Partner, succeeding Jerry R. Crenshaw, Jr. Ms. Mody will continue to perform the duties of her current position as Managing Director, Capital Markets for the Company and the General Partner. Ms. Mody, age 55, has served as Managing Director, Capital Markets of the Company and the General Partner since March 2005, prior to which time Ms. Mody’s title was Executive Vice President, Capital Markets of the Company and the General Partner. Prior to joining the Company in February 2001, Ms. Mody served as Vice President of Goldman, Sachs & Co. from February 2000 to February 2001. While at Goldman, Sachs & Co., Ms. Mody worked with the real estate merchant banking division and was responsible for fund reporting for nine real estate opportunity funds. She served as Managing Director and Chief Financial Officer of Pacific Retail Trust, a private REIT, which she co-founded, from December 1993 until February 1999 when Pacific Retail Trust merged into Regency Realty Corporation (currently Regency Centers Corporation), a publicly traded REIT. From February 1999 to August 1999, Ms. Mody served as a consultant to Regency Realty Corporation. Prior to co-founding Pacific Retail Trust, Ms. Mody served as Executive Vice President of Rosewood Property Company, a real estate investment company, from April 1988 to December 1993. Ms. Mody serves on the board of the Dallas Chapter of the American Red Cross. Ms. Mody graduated from Austin College with a Bachelor of Arts degree and holds a Master of Business Administration degree in International Business from the University of Dallas.
Suzanne M. Stevens becomes Senior Vice President and Chief Accounting Officer
     Suzanne M. Stevens succeeded Mr. Crenshaw as principal accounting officer and became the Senior Vice President and Chief Accounting Officer for the Company and the General Partner. Ms. Stevens, age 37, joined the Company in 1994 and has served in various capacities, including Financial Analyst, Financial Manager and Assistant Controller, Vice President, Controller and, since March 2004, she has served as Senior Vice President, Controller of the Company and the General Partner. Prior to joining the Company, Ms. Stevens served as senior auditor for Arthur Andersen LLP from August 1992 until August 1994. Ms. Stevens holds a Bachelor of Business Administration degree in accounting and finance from Texas Christian University and is a Certified Public Accountant.
Resignation of Kenneth S. Moczulski as Managing Director, Investments
     Kenneth S. Moczulski, the Managing Director, Investments of the Company and the General Partner, resigned from his positions with the Company and the General Partner pursuant to a Separation Agreement and Release dated April 13, 2007 and effective as of March 31, 2007 among Mr. Moczulski, the Company and certain affiliates of the Company (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company will pay to Mr. Moczulski the amount of $456,725.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT REAL ESTATE EQUITIES COMPANY
Date: April 19, 2007	By:	/s/ David M. Dean
David M. Dean
Managing Director, Law and Secretary